Exhibit 23.1

The stock split described in Note 1 to the consolidated financial statements has not been consummated at February 13, 2019. When it has been consummated, we expect to be in a position to furnish the following consent.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 13, 2019

“CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Levi Strauss & Co. of our report dated February 5, 2019, except for the effects of disclosing earnings per share discussed in Note 18, as to which the date is February 13, 2019, and except for the effects of the stock split discussed in Note 1, as to which the date is                      relating to the financial statements and financial statement schedule of Levi Strauss & Co., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

San Francisco, California

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